Exhibit 3.4


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              FCC RECEIVABLES CORP.

      The undersigned, being the President of FCC Receivables Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

      FIRST: That at a meeting of the Board of Directors of the Corporation duly called and held on September 14, 1995, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment advisable and directing that the amendment be considered for approval by the stockholders of the Corporation.

      SECOND: That thereafter, pursuant to a consent of stockholders in lieu of a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware, stockholders of the Corporation representing the necessary number of shares as required by statute approved the amendment of the Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      THIRD: That Articles Sixth through Twelfth of the Certificate of Incorporation are renumbered as Articles Seventh through Thirteenth, respectively.

      FOURTH: That the Certificate of Incorporation is amended by the addition of a new Article Sixth as follows:

            "SIXTH. The Corporation shall at all times, except as noted hereafter, have at least one director (an "Independent Director") who is not (i) a director, officer or employee of any affiliate of the Corporation; (ii) a person related to any officer or director of any affiliate of the Corporation; (iii) a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation; or (iv) a person related to a holder (directly or indirectly) of more than 10% of any voting securities of any affiliate of the Corporation. In the event of the death, incapacity, resignation or removal of all Independent Directors, the Board of Directors shall promptly appoint an Independent Director for each Independent Director whose death, incapacity, resignation or removal caused the related vacancy on the Board of Directors; provided, however, that the Board of Directors shall not vote on any matter unless and until at least one Independent Director has been duly appointed to serve on the Board of Directors."

      FIFTH: That subsection (b) of Article Tenth is amended and restated in its entirety as follows:

            "(b) without the affirmative vote of a majority of the members of the Board of Directors of the Corporation (which must include the affirmative vote of all duly appointed Independent Directors), (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts generally as they become due, or (vii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vi) of this paragraph; provided, however, that no director may be required by any stockholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or"

      SIXTH: That the references to Articles Ninth and Eleventh in Article Twelfth are amended to refer to Articles Tenth and Twelfth, respectively


      IN WITNESS WHEREOF, the undersigned has executed this certificate this 14th day of September, 1995.



                                                /s/ Martin L. Flanagan
                                                -----------------------------
                                                Martin L Flanagan
                                                President


ATTESTED TO:

/s/ Leslie M. Kratter
---------------------------------
Leslie M. Kratter
Secretary




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